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Exhibit 21.1

Subsidiaries of the Company

Wholly-Owned Corporate Subsidiaries of the Company:

    BPP/Arrowhead, Inc. (Delaware) (Consolidated)
    BPP/Crenshaw-Imperial, Inc. (Delaware) (Consolidated)
    BPP/Golden State Acquisitions, Inc. (Delaware) (Consolidated)
    BPP/Mountaingate, Inc. (Delaware) (Consolidated)
    BPP/Northwest Acquisitions, Inc. (Delaware) (Consolidated)
    BPP/Puente Hills, Inc. (Delaware) (Consolidated)
    BPP/Riley, Inc. (California) (Consolidated)
    BPP/Simi Valley, Inc. (Delaware) (Consolidated)
    BPP/Valley Central, Inc. (Delaware) (Consolidated)
    Burnham Pacific L.P., Inc. (Delaware) (Consolidated)

Partnerships in which the Company holds interests:

    BPP/Arrowhead, L.P. (Delaware) (Consolidated)
    BPP/Cameron Park, L.P. (California) (Consolidated)
    BPP/Crenshaw-Imperial, L.P. (Delaware) (Consolidated)
    BPP/East Palo Alto, L.P. (California) (Consolidated)
    BPP/Hilltop, L.P. (California) (Consolidated)
    BPP/Marin, L.P. (California) (Consolidated)
    BPP/Mission Viejo, L.P. (California) (Consolidated)
    BPP/Pleasant Hill, L.P. (California) (Consolidated)
    BPP/Richmond, L.P. (California) (Consolidated)
    BPP/Riley, L.P. (California) (Consolidated)
    BPP/Simi Valley, L.P. (Delaware) (Consolidated)
    BPP/Valley Central, L.P. (California) (Consolidated)
    BPP/Van Ness, L.P. (California) (Consolidated)
    Burnham Pacific Operating Partnership, L.P. (Delaware) (Consolidated)

Limited Liability Companies in which the Company holds an interest:

    BPP/Golden State Acquisitions, L.L.C. (Delaware) (Consolidated)
    BPP/Northwest Acquisitions, L.L.C. (Delaware) (Consolidated)
    BPP/Puente Hills, L.L.C. (Delaware) (Consolidated)

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Subsidiaries of the Company